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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Cell Genesys, Inc. for the registration of 2,589,784 shares of its common stock and to the incorporation by reference therein of our report dated January 28, 1998, with respect to the consolidated financial statements of Cell Genesys, Inc. in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                      /s/ ERNST & YOUNG
Palo Alto, California
September 30, 1998